November 2, 2009

Bryce Capital Funds

2 Thornell Road
Pittsford, NY  14534

Re:

Bryce Capital Funds
(333-115038/811-21575)
Post–Effective Amendment No. 5 to the
Registration Statement on Form N-1A

Dear Sir/Madam:

In connection with the filing of Post-Effective Amendment No. 5 to the Registration Statement (the “Registration Statement”) filed by Bryce Capital Funds (the “Trust”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), covering the shares of beneficial interest of Bryce Capital Growth Fund and the Bryce Capital Value Fund, each a series of the Trust, we hereby consent to the use of our name as counsel in the prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP

The Chrysler Building 405 Lexington Avenue New York,  New York 10174-0208

www.BlankRome.com

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